As filed with the Securities and Exchange Commission on December 4, 2015

Registration No. 333-207431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	74-2846643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11000 North Mo-Pac Expressway #150

Austin, Texas 78759

(512) 349-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Richard K. Coleman, Jr.

President and Chief Executive Officer

11000 North Mo-Pac Expressway #150

Austin, Texas 78759

(512) 349-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Adam W. Finerman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

(212) 451-2300

____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)(3)
Common Stock, par value $0.001 per share	1,149,250	$1.15	$1,321,637.50	$133.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of additional securities as may from time to time be issued at currently indeterminate prices and as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the securities being registered hereunder.
(2)	The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low reported sale prices of our common stock on November 30, 2015, as reported on the NASDAQ Capital Market.
(3)	$195.91 of the registration fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2015

PROSPECTUS

CROSSROADS SYSTEMS, INC.

67,824 shares of Common Stock

1,081,426 shares of Common Stock issuable upon exercise of warrants

______________________

This prospectus relates to the resale, from time to time following the date hereof, of up to 67,824 shares (the “Common Stock Shares”) of common stock, par value $0.001 per share, and up to 1,081,426 shares (the “Warrant Shares” and, together with the Common Stock Shares, the “Shares”) of common stock issuable upon the exercise of warrants, par value $0.001 per share, of Crossroads Systems, Inc. by the selling security holders named in this prospectus or their donees, pledgees, transferees or other successors-in-interest.  The Company recently completed a rights offering (the “Rights Offering”) to sell up to 11,263,184 shares of the Company’s common stock, pursuant to which 3,933,879 shares of common stock were sold, increasing the total number of outstanding shares by 20.19%. Following the completion of the Rights Offering, the Company issued additional warrants to the Company’s current warrant holders in an amount of an additional 20.19% of their prior holdings.

The Common Stock Shares were issued to security holders who exercised their warrants to purchase shares of the Company’s common stock having an exercise price of $3.20 per share prior to the expiration of such warrants on October 22, 2015.

The Warrant Shares are issuable upon the exercise of the following warrants: (i) warrants to purchase 409,792 shares of the Company’s common stock having an exercise price of $2.00 per share, subject to anti-dilution adjustments, and exercisable during the period ending March 28, 2018; (ii) warrants to purchase 293,672 shares of the Company’s common stock having an exercise price of $2.0625 per share, subject to anti-dilution adjustments, and exercisable during the period ending July 22, 2020; (iii) warrants to purchase 190,454 shares of the Company’s common stock having an exercise price of $2.46 per share and warrants to purchase 10,095 shares of the Company’s common stock having an exercise price of $2.35 per share, subject to anti-dilution adjustments, and exercisable during the period ending March 28, 2019 and April 4, 2019, respectively; and (iv) warrants  to purchase 177,413 shares of the Company’s common stock having an exercise price of $2.76 per share, subject to anti-dilution adjustments, and exercisable during the period ending January 30, 2020.

All of the Shares offered hereby are being sold by the selling security holders named in this prospectus, and we will not receive any proceeds from sales of these securities, but we will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes.  We will bear the costs and fees of the registration of the shares, and the selling security holders will bear all commissions and discounts, if any, attributable to the sales of the shares. See “Use of Proceeds” beginning on page 5.

The prices at which the selling security holders, which term as used herein includes the donees, pledgees, transferees or other successors-in-interest of any selling security holder, may dispose of their securities will be determined by the selling security holders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or otherwise as described under the section of this prospectus under “Plan of Distribution” beginning on page 14. Information regarding the selling security holders and the times and manner in which they may offer and sell the securities under this prospectus is provided under “Selling Security Holders” and “Plan of Distribution” in this prospectus.  The selling security holders may resell the securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

The Company has registered (i) the resale of 886,987 shares of our issued and outstanding common stock, (ii) the resale of 3,041,257 shares of our common stock issuable upon conversion of our 5.0% Series F Convertible Preferred Stock, (iii) the resale of 4,433,355 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock, (iv) the resale of up to 476,884 shares of common stock that may be issued as dividends on the convertible preferred stock, and (v) the resale of 949,034 warrants to purchase shares of our common stock and the exercise of the warrants by those who purchased the warrants from selling security holders. Such securities were registered on two separate registration statements on Form S-1, declared effective on September 19, 2013 (Registration No. 333-188549) and on August 30, 2011 (Registration No. 333-172792). The registration statements were combined and converted into a registration statement on Form S-3 pursuant to Post-Effective Amendment No. 2 to Form S-1 on Form S-3, which was declared effective on March 5, 2014. Subsequently the Company filed Post-Effective Amendment No. 3 on Form S-3, which was declared effective on October 19, 2015. These securities are being offered for resale concurrently with this offering.

Our common stock is listed on the NASDAQ Capital Market, or Nasdaq, under the symbol “CRDS.” On November 30, 2015, the last reported sale price of our common stock on Nasdaq was $1.13.  We maintain our principal executive offices at 11000 North Mo-Pac Expressway #150, Austin, Texas 78759.  Our telephone number is (512) 349-0300.

Investing in our securities involves risk.  You should carefully consider the risks that we have described in this prospectus before you invest.  See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, selling security holders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

All references to “Crossroads,” “Company,” “we,” “our” or “us” refer solely to Crossroads Systems, Inc. and not to the persons who manage us or sit on our Board of Directors or are our stockholders. Reference to “selling security holders” refers to those security holders listed herein under “Selling Security Holders” beginning on page 5 of this prospectus, who may sell shares from time to time as described in this prospectus. All trade names used in this prospectus are either our registered trademarks or trademarks of their respective holders.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any selling security holder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus.  This summary may not contain all the information that you should consider before determining whether to invest in our securities.  You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

The Company

Overview

Crossroads Systems, Inc. is a global provider of data storage solutions. Founded in 1996 and based in Austin, Texas, Crossroads develops technology and products that address specific IT challenges, such as cost-effectively storing and protecting business-critical data. Crossroads’ commitment to innovation is evident through our numerous industry recognitions for excellence in data storage and protection and the successful application of our technology throughout the industry. Our products are sold worldwide to Fortune 2000 companies. Additionally, technology leaders such as Hewlett Packard and Fujifilm are among our original equipment manufacturer (“OEM”) and strategic partners.

Our strategic product focus is on long-term data preservation and protection in markets experiencing high data growth. We currently ship the following products: StrongBox®, StrongBox DataManager, StrongBox VSeries Tape Libraries, SPHiNX™, Read Verify Appliance®, FileStor HSM, and routers. All of our solutions solve storage and data management problems and protect customers’ long-term investments by reducing both cost and complexity. Moreover, our products are designed with a scalable architecture, allowing companies to purchase additional storage capacity as needed and allowing Crossroads to deliver incremental capacity purchases quickly and with minimal service impact. We sell these products through a network of OEM and strategic partners in conjunction with our US and European operations.

Our proprietary technology has resulted in strong intellectual property assets. Crossroads’ technological developments have produced industry-recognized patents that have been licensed extensively. Since 2000, Crossroads has received over $61 million in revenue from licensing activity. We expect that licensing activity to continue as Crossroads’ technological developments become even more widely used in data storage solutions.

Corporate Information

Our principal executive offices are located at 11000 North Mo-Pac Expressway #150, Austin, Texas 78759.  Our telephone number is (512) 349-0300.  Our website is located at www.crossroads.com.  The information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.

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The Offering

Securities offered by the selling security holders:	67,824 shares of common stock, par value $0.001 per share (the “Common Stock Shares”);

1,081,426 shares of common stock, par value $0.001 per share, issuable upon the exercise of warrants (the “Warrant Shares” and, together with the Common Stock Shares, the “Shares”).

Common stock outstanding as of October 31, 2015:	23,418,989(1)

Dividends:	We do not presently intend to pay any cash dividends on our common stock. Our current loan agreement prohibits the payment of any cash dividend or other cash distributions to any of our equity security holders. We do not intend to seek any waiver or amendment of the loan agreement regarding the payment of cash dividends.

Use of Proceeds:	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of these securities by the selling security holder, but we will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes.

Risk Factors:	Prior to making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” herein and in the documents incorporated by reference herein.

NASDAQ Capital Market trading symbol:	CRDS

(1)	Excludes 14,006,099 shares of common stock issuable upon conversion of preferred stock and the exercise of options and warrants outstanding as of October 31, 2015.

Background

Warrants to purchase the Warrant Shares offered hereby were issued following the completion of the Company’s recent rights offering (the “Rights Offering”) to sell up to 11,263,184 shares of the Company’s common stock, pursuant to which 3,933,879 shares of common stock were sold, increasing the total number of outstanding shares by 20.19%. The additional Warrants were issued in an amount approximately equal to the percentage of additional shares issued in the Rights Offering. By issuing these additional Warrants the Company was able to insure that the distribution of rights to its common stockholders was not taxable to such holders. As such, following the completion of the Rights Offering, the Company issued additional warrants to its current warrant holders in an amount of an additional 20.19% of their prior holdings. This prospectus registers the Warrant Shares underlying such warrants.

The Common Stock Shares offered hereby were issued following the exercise by certain security holders of the additional warrants the Company issued to such security holders as described in the preceding paragraph.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk described below, the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement, our annual report on Form 10-K for the fiscal year ended October 31, 2014, our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2015 and other filings (including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q) filed with the SEC which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any applicable prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Capitalization Matters and Corporate Governance

The Company recently received noticed from Nasdaq indicating it is not in compliance with its listing rules and could be subject to delisting.

On July 22, 2015, the Company received a written notification  from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company did not satisfy the minimum $35 million in market value of listed securities requirement for continued listing on the Nasdaq Capital Market for the prior 30 consecutive business days, or the alternative requirement of $2.5 million in stockholders’ equity as of its most recent periodic report, as set forth in Nasdaq Listing Rule 5550. Nasdaq has granted the Company a 180-day period to evidence compliance with the $35 million market value of listed securities requirement, through January 19, 2016. If the Company does not regain compliance by the deadline, the Company could be subject to delisting or suspension action.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to:

Forward-looking statements may include statements about our:

•	ability to implement our business strategy, including the transition from a hardware storage company to a software solutions and services provider;

•	our ability to prevail in intellectual property litigation or proceedings at the District Court and United States Patent and Trademark Office;

•	anticipated trends and challenges in our business and the markets in which we operate;

•	expected future financial performance;

•	expectations regarding our operating expenses;

•	ability to generate revenues from patent licensing and enforcement activity through our arrangement with Fortress, other future funding sources, or otherwise;

•	future adjustments to the conversion price of our convertible preferred stock and to the exercise price of the warrants issued in our March 2013 private placement;

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•	our ability to use federal and state net operating loss tax carryforwards and recognize future tax benefits;

•	ability to anticipate market needs or develop new or enhanced products to meet those needs;

•	ability to expand into other sectors of the storage market, beyond protection storage;

•	expectations regarding market acceptance of our products;

•	ability to compete in our industry and innovation by our competitors;

•	ability to protect our confidential information and intellectual property rights;

•	ability to successfully identify and manage any potential acquisitions;

•	ability to manage expansion into international markets;

•	ability to remediate any material weakness in our internal controls identified by our independent registered public accounting firm;

•	ability to maintain or broaden our business relationships and develop new relationships with key suppliers, customers, distributors or otherwise;

•	ability to recruit and retain qualified sales, technical and other key personnel;

•	ability to obtain additional financing; and

•	ability to manage growth.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, including risks related to this prospectus, please read the “Risk Factors” section of this prospectus. You should understand that the foregoing, as well as other risk factors discussed in this prospectus, as well as the other risk factors discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any information, including information concerning our net operating losses, borrowing availability, cash position or any forward-looking statements, to reflect events or circumstances that may arise after the date of this prospectus. Forward-looking statements are provided in this prospectus pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties and risks described herein.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling security holders, but we will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes.  See “Plan of Distribution.”

The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in disposing of the Shares. We will bear the costs, fees and expenses incurred to effect the registration of the Shares covered by this prospectus, including all registration and filing fees, NASDAQ Capital Market fees and fees and expenses of counsel and our independent registered public accounting firm.

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SELLING SECURITY HOLDERS

The Company recently completed its Rights Offering to sell up to 11,263,184 shares of the Company’s common stock, pursuant to which 3,933,879 shares of common stock were sold, increasing the total number of outstanding shares by 20.19%. The additional Warrants were issued in an amount approximately equal to the percentage of additional shares issued in the Rights Offering. By issuing these additional Warrants the Company was able to insure that the distribution of rights to its common stockholders was not taxable to such holders. As such, following the completion of the Rights Offering, the Company issued additional warrants to the Company’s current warrant holders in an amount of an additional 20.19% of their prior holdings.

The Common Stock Shares offered hereby were issued following the exercise by certain security holders of the additional warrants the Company issued to such security holders as described in the preceding paragraph.

The Warrant Shares are issuable upon the exercise of the following warrants: (i) warrants to purchase 409,792 shares of the Company’s common stock having an exercise price of $2.00 per share, subject to anti-dilution adjustments, and exercisable during the period ending March 28, 2018; (ii) warrants to purchase 293,672 shares of the Company’s common stock having an exercise price of $2.0625 per share, subject to anti-dilution adjustments, and exercisable during the period ending July 22, 2020; (iii) warrants to purchase 190,454 shares of the Company’s common stock having an exercise price of $2.46 per share and warrants to purchase 10,095 shares of the Company’s common stock having an exercise price of $2.35 per share, subject to anti-dilution adjustments, and exercisable during the period ending March 28, 2019 and April 4, 2019, respectively; and (iv) warrants  to purchase 177,413 shares of the Company’s common stock having an exercise price of $2.76 per share, subject to anti-dilution adjustments, and exercisable during the period ending January 30, 2020.

We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of the Shares covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. The Shares being offered by this prospectus are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling security holders may offer the Shares covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling security holders may sell, transfer or otherwise dispose of all or a portion of the Shares being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below presents information as of the date of this filing regarding the selling security holders and the Shares that the selling security holders (and their donees, pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling security holders:

•	the number of shares of our common stock that the selling security holders beneficially owned prior to the offering for resale of the Shares being registered by the registration statement of which this prospectus is a part;

•	the number of Warrant Shares that may be offered for resale for the selling security holders’ account under this prospectus;

•	the number of Common Stock Shares that may be offered for resale for the selling security holders’ account under this prospectus; and

•	the number and percent of shares of our common stock to be beneficially owned by the selling security holders after the offering of the resale Shares, assuming all of the resale Shares are sold by the selling security holders and that the selling security holders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale Shares.

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The table is prepared based on information supplied to us by the selling security holders. Although we have assumed for purposes of the table below that the selling security holders will sell all of the Shares offered by this prospectus, because the selling security holders may offer from time to time all or some of their securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of Shares that will be resold by the selling security holders or that will be held by the selling security holders after completion of the resales. In addition, the selling security holders may have sold, transferred or otherwise disposed of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling security holders provided the information regarding their securities holdings. Information covering the selling security holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

The applicable percentages of ownership are based on an aggregate of 23,418,989 shares of our common stock issued and outstanding on October 31, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name of Selling Security Holder	Number of Shares of Common Stock / Percentage of Class Beneficially Owned Prior to Completion of the Offering		Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Maximum Number of Common Stock Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock / Percentage of Class to Be Beneficially Owned After Completion of the Offering
ACT Capital Partners, LP(1)	592,477/2.5%		19,002	-	573,475/2.4%
Amir L. Ecker(2)(57)	500,391/2.1%		19,421	-	480,970/2.0%
Anson Investment Master Fund LP(3)	45,071	/*	7,571	-	37,500	/*
Bruce M. Evans and Kathryn M. Evans TBE(4)	30,047	/*	5,047	-	25,000	/*
Carmen and Virgil Balint(5)	23,226	/*	2,473	-	20,753	/*
Carolyn Wittenbraker(6)	50,496	/*	2,523	-	47,973	/*
Charles H. Miller(7)	31,634	/*	3,634	-	28,000	/*
Dane Capital Management(8)	30,047	/*	5,047	-	25,000	/*
Daniel Dranginis(9)	9,331	/*	1,231	-	8,100	/*
Daniel Greenberg(10)	4,301	/*	252	-	4,049	/*
Dave A. Houghton(11)	7,211	/*	1,211	-	6,000	/*
David Cerf(12)	626,768/2.7%		367	-	626,401/2.7%
Delaware Charter G&T Cust FBO Amir L. Ecker IRA(13)	536,710/2.3%		20,190	-	516,520/2.2%
Delaware Charter G&T Cust FBO Maria T. Ecker IRA(14)	46,898	/*	2,019	-	44,879	/*
Dennis L. Adams(15)	42,996	/*	2,523	-	40,473	/*
Diker Micro Cap Fund LP(16)	470,182/1.8%		33,419	-	436,763/1.7%
Diker Value-Tech Fund LP(16)	422,925/1.7%		20,953	-	401,972/1.6%
Diker Value-Tech QP Fund LP(16)	712,217/2.9%		34,701	-	677,516/2.8%
EDJ Ltd.(17)	58,000	/*	6,359	-	51,641	/*
Emerging Growth Equities Ltd. PSP dtd 9/1/99 FBO Gregory J. Berlacher 401k(18)	4,356	/*	731	-	3,625	/*
Fortress Investment Group LLC(19)	1,748,217/6.9%		293,672	-	1,454,545/5.8%
Gary L. Knutsen(20)	14,422	/*	2,422	-	12,000	/*
Hoak Public Equities, L.P.(21)	270,427/1.2%		45,427	-	225,000	/*
Iroquois Master Fund Ltd.(22)	15,023	/*	2,523	-	12,500	/*
James S. Allsopp(23)	1,388	/*	233	-	1,155	/*
Jay D. Seid and Melvin Seid JTWROS(24)	7,211	/*	1,211	-	6,000	/*
Jennifer Crane(25)	150,410	/*	147	-	150,263	/*
John G. Lauroesch(26)	30,280	/*	3,230	-	27,050	/*
John M. Tilney(27)	128,986	/*	7,571	-	121,415	/*
Joseph D. Bound(28)	42,996	/*	2,523	-	40,473	/*
Laurence D. Keller(29)	17,199	/*	1,009	-	16,190	/*
Lone Star Value Investors, LP(30)	5,564,145/19.99%		165,391	-	5,398,754/19.99%
Maria T. Ecker(31)	128,189	/*	6,057	-	122,132	/*
Mark Stubits(32)	171,981	/*	10,095	-	161,886	/*
MCH Advisors, Inc.(33)	6,532	/*	1,097	-	5,435	/*
Michael R. Jones(34)	390,794/1.6%		48,859	-	341,935/1.4%
Michael J. Missal(35)	32,146	/*	4,896	-	27,250	/*
Nancy Everett and Michael Nannes(36)	17,319	/*	2,069	-	15,250	/*
Nicoya Capital(37)	24,038	/*	4,038	-	20,000	/*
Option Opportunities Corp.(38)	93,898	/*	-	15,773	78,125	/*
OTA LLC(39)	519,249/2.2%		25,237	-	494,012/2.1%
Pergament Multi-Strategy Opportunities, LP(40)	404,055/1.7%		30,285	-	373,770/1.6%
Peter Faulhaber(41)	19,699	/*	1,009	-	18,690	/*
Peter G. and Susan H. Stanley JTWROS(42)	43,568	/*	7,318	-	36,250	/*
Philadelphia Brokerage Corporation(43)	3,617	/*	607	-	3,010	/*
Phyllis D. Kalista(44)	21,499	/*	1,261	-	20,238	/*
Porter Partners, L.P.(45)	328,662/1.4%		36,039	-	292,623/1.2%
RKC Investments, LLC(46)	6,531	/*	1,097	-	5,434	/*
Robert Sims(47)	605,021/2.6%		367	-	604,654/2.6%
Roth Capital Partners, LLC(48)	147,677	/*	24,807	-	122,870	/*
Serenity Now LLC (49)	93,898	/*	-	15,773	78,125	/*
Southwest Securities, Inc. FBO Elliot Brackett SEP IRA(50)	98,766	/*	1,463	-	97,303	/*
Stanford C. Finney, Jr. Trust(51)	266,319/1.1%		44,737	-	221,582	/*
Stephen Saxon(52)	30,146	/*	4,896	-	25,250	/*
The Ecker Family Partnership(53)	140,689	/*	6,057	-	134,632	/*
VFT Special Ventures, Ltd.(54)	188,477	/*	31,661	-	156,816	/*
Warberg WF III LP(55)	215,965	/*	-	36,278	179,687	/*
Wolverine Flagship Fund Trading Limited(56)	1,194,142/5.0%		73,441	-	1,120,701/4.6%

7

(1)	Common Stock Owned Prior to the Offering includes 113,120 shares of common stock issuable upon the exercise of warrants. Amir L. Ecker and Carol G. Frankenfield are General Partners of the selling security holder and share voting and dispositive power over the securities held by the selling security holder.

(2)	Common Stock Owned Prior to the Offering includes common stock issuable upon exercise of 115,616 warrants. Mr. Ecker is an employee of Philadelphia Brokerage Corporation, which participated in the March 2013 private placement as a selected dealer pursuant to an agreement with the placement agent.

(3)	Common Stock Owned Prior to the Offering consists of 45,071 shares of common stock issuable upon the exercise of warrants. M5V Advisors Inc. and Frigate Ventures LP (“M5V” and “Frigate”), the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(4)	Common Stock Owned Prior to the Offering consists of 30,047 shares of common stock issuable upon the exercise of warrants. Bruce M. Evans and Kathryn M. Evans share voting and dispositive power over the securities held by the selling security holder.

(5)	Common Stock Owned Prior to the Offering includes 14,723 shares of common stock issuable upon the exercise of warrants.

(6)	Common Stock Owned Prior to the Offering includes 15,023 shares of common stock issuable upon the exercise of warrants.

(7)	Common Stock Owned Prior to the Offering includes 21,634 shares of common stock issuable upon the exercise of warrants.

(8)	Common Stock Owned Prior to the Offering consists of 30,047 shares of common stock issuable upon the exercise of warrants. Eric Gomberg has sole voting and dispositive power over the securities held by the selling security holder.

(9)	Common Stock Owned Prior to the Offering includes 7,331 shares of common stock issuable upon the exercise of warrants.

(10)	Common Stock Owned Prior to the Offering includes 1,502 shares of common stock issuable upon the exercise of warrants.

(11)	Common Stock Owned Prior to the Offering consists of 7,211 shares of common stock issuable upon the exercise of warrants.

(12)	Common Stock Owned Prior to the Offering includes 2,187 shares of common stock issuable upon the exercise of warrants. Mr. Cerf is our Executive Vice President of Business and Corporate Development. Common Stock Owned Prior to the Offering includes 277,087 shares of common stock issuable upon exercise of options.

(13)	Common Stock Owned Prior to the Offering includes 120,190 shares of common stock issuable upon the exercise of warrants. Amir L. Ecker exercises voting and dispositive power over these securities.

(14)	Common Stock Owned Prior to the Offering includes 12,019 shares of common stock issuable upon the exercise of warrants. Maria T. Ecker exercises voting and dispositive power over these securities.

(15)	Common Stock Owned Prior to the Offering includes 15,023 shares of common stock issuable upon the exercise of warrants.

(16)	Common Stock Owned Prior to the Offering includes (i) 198,947 shares of common stock issuable upon the exercise of warrants owned by Dike Micro Cap Fund LP; (ii) 124,738 shares of common stock issuable upon the exercise of warrants owned by Dike Micro Value-Tech Fund LP; and (iii) 206,578 shares of common stock issuable upon the exercise of warrants owned by Dike Value-Tech QP Fund LP. Mark Diker is the Chairman and Charles M. Diker is the CEO of Diker Management. These two individuals may be deemed to share voting and dispositive power over these shares, and disclaim beneficial ownership except to the extent of their pecuniary interest therein.

(17)	Common Stock Owned Prior to the Offering includes 37,859 shares of common stock issuable upon the exercise of warrants. Jeffrey H. Porter is the Investment Advisor for the selling security holder and exercises voting and dispositive power over these securities.

(18)	Common Stock Owned Prior to the Offering consists of 4,356 shares of common stock issuable upon the exercise of warrants. Gregory J. Berlacher is the President and CEO of Emerging Growth Equities, Ltd., the placement agent for the March 2013 private placement. Mr. Berlacher is the beneficial owner of these shares and exercises voting and dispositive power over these securities.

8

(19)	Common Stock Owned Prior to the Offering includes 293,672 shares of common stock issuable upon the exercise of warrants and 1,454,545 shares subject to warrants held by CF DB EZ LLC. Drawbridge Special Opportunities Fund LP owns 95% of CF DB EZ LLC. Drawbridge Special Opportunities GP LLC is the general partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC (“FPIH IV”) is the sole managing member of Drawbridge Special Opportunities GP LLC. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor of Drawbridge Special Opportunities Fund LP. FIG LLC is the sole managing member of DSOA, and Fortress Operating Entity I LP (“FOE I”) is the sole managing member of FIG LLC and FPIH IV. FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly-owned by Fortress Investment Group LLC. Peter L. Briger, Jr. and Constantine M. Dakolias are co-Chief Investment Officers of Fortress Investment Group LLC’s Credit business, which includes CF DB EZ LLC, and have the power to vote and dispose of these shares. Each of these companies is an affiliate of a broker-dealer (but are not themselves broker-dealers). CF DB EZ LLC purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. We are party to a credit agreement and other agreements with the selling security holder.

(20)	Common Stock Owned Prior to the Offering consists of 14,422 shares of common stock issuable upon the exercise of warrants.

(21)	Common Stock Owned Prior to the Offering consists of 270,427 shares of common stock issuable upon the exercise of warrants. J. Hale Hoak exercises voting and dispositive power over the securities held by the selling security holder.

(22)	Common Stock Owned Prior to the Offering consists of 15,023 shares of common stock issuable upon the exercise of warrants. Joshua Silverman and Richard Abbe share voting and dispositive power over the securities held by the selling security holder.

(23)	Common Stock Owned Prior to the Offering consists of 1,388 shares of common stock issuable upon the exercise of warrants. Mr. Allsopp is an employee of Philadelphia Brokerage Corporation, which participated in the March 2013 private placement as a selected dealer pursuant to an agreement with the placement agent.

(24)	Common Stock Owned Prior to the Offering consists of 7,211 shares of common stock issuable upon the exercise of warrants. Jay D. Seid is the Managing Director of Emerging Growth Equities, Ltd., the placement agent for the March 2013 private placement.

(25)	Common Stock Owned Prior to the Offering includes 877 shares of common stock issuable upon the exercise of warrants. Ms. Crane is our Chief Financial Officer. Common Stock Owned Prior to the Offering includes 101,684 shares of common stock issuable upon exercise of options.

(26)	Common Stock Owned Prior to the Offering includes 19,230 shares of common stock issuable upon the exercise of warrants.

(27)	Common Stock Owned Prior to the Offering includes 45,071 shares of common stock issuable upon the exercise of warrants.

(28)	Common Stock Owned Prior to the Offering includes 15,023 shares of common stock issuable upon the exercise of warrants.

(29)	Common Stock Owned Prior to the Offering includes 6,009 shares of common stock issuable upon the exercise of warrants.

(30)	According to Schedule 13D/A filed November 17, 2011 and Form 4 filed September 14, 2015, Common Stock Owned Prior to the Offering includes 984,567 shares of common stock issuable upon the exercise of warrants. These warrants are subject to a 19.99% blocking provision, meaning that they can be exercised only to the extent that such exercise would not cause the holder’s beneficial ownership of our Common Stock to exceed 19.99%. Lone Star Value Investors GP, LLC (“Lone Star Value GP”) is the general partner of Lone Star Value LP. Lone Star Value Management, LLC (“Lone Star Value Management”) is the investment manager of Lone Star Value LP. Jeffrey E. Eberwein, the Chairman of our Board of Directors, as the manager of Lone Star Value GP and sole member of Lone Star Value Management may be deemed the beneficial owner of these securities. Mr. Eberwein disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for each of the Lone Star Value entities is 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870.

9

(31)	Common Stock Owned Prior to the Offering includes 36,057 shares of common stock issuable upon the exercise of warrants.

(32)	Common Stock Owned Prior to the Offering includes 60,095 shares of common stock issuable upon the exercise of warrants.

(33)	Common Stock Owned Prior to the Offering consists of 6,532 shares of common stock issuable upon the exercise of warrants. Mark Hood exercises voting and dispositive power over the securities held by the selling security holder.

(34)	Common Stock Owned Prior to the Offering consists of 390,794 shares of common stock issuable upon the exercise of warrants. Mr. Jones is Vice President of Corporate Development of ViON Corporation, with whom we have a commercial relationship.

(35)	Common Stock Owned Prior to the Offering consists of 32,146 shares of common stock issuable upon the exercise of warrants.

(36)	Common Stock Owned Prior to the Offering consists of 17,319 shares of common stock issuable upon the exercise of warrants.

(37)	Common Stock Owned Prior to the Offering consists of 24,038 shares of common stock issuable upon the exercise of warrants. R. Rimmy Malhotra exercises voting and dispositive power over the securities held by the selling security holder.

(38)	Common Stock Owned Prior to the Offering consists of 93,898 shares of common stock. David Dury is the President and Daniel Warsh and Jonathan Blomberg are authorized representatives of Option Opportunities Corp. and share voting and dispositive power over the securities held by such security holder.

(39)	Common Stock Owned Prior to the Offering includes 150,237 shares of common stock issuable upon the exercise of warrants. John Hanratty exercises voting and dispositive power over these securities.

(40)	Common Stock Owned Prior to the Offering includes 180,285 shares of common stock issuable upon the exercise of warrants. Steven T. Brown is the Portfolio Manager for Pergament Multi-Strategy Opportunities, LP and exercises voting and dispositive power over these securities.

(41)	Common Stock Owned Prior to the Offering includes of 6,009 shares of common stock issuable upon the exercise of warrants. Mr. Faulhaber is President of Fujifilm Recording Media U.S.A., Inc., with whom we have a commercial relationship.

(42)	Common Stock Owned Prior to the Offering consists of 43,568 shares of common stock issuable upon the exercise of warrants. The selling security holder is a limited partner of Emerging Growth Equities, Ltd., the placement agent for the March 2013 private placement. Gregory Berlacher has the power to vote or dispose of these shares pursuant to a power of attorney.

(43)	Common Stock Owned Prior to the Offering consists of 3,617 shares of common stock issuable upon the exercise of warrants. Sean McDermott, Kevin Hamilton and Robert Fisk are the co-owners of the selling security holder with voting and investment power over the securities. The selling security holder participated in the March 2013 private placement as a selected dealer pursuant to an agreement with the placement agent.

(44)	Common Stock Owned Prior to the Offering includes 7,511 shares of common stock issuable upon the exercise of warrants. The selling security holder is an employee of the placement agent for the March 2013 private placement.

(45)	Common Stock Owned Prior to the Offering includes 214,539 shares of common stock issuable upon the exercise of warrants. Jeffrey H. Porter is the General Partner of the selling security holder and exercises voting and dispositive power over these securities.

10

(46)	Common Stock Owned Prior to the Offering consists of 6,531 shares of common stock issuable upon the exercise of warrants. Richard K. Coleman, Jr. exercises voting and dispositive power over the securities held by the selling security holder.

(47)	Common Stock Owned Prior to the Offering includes 2,187 shares of common stock issuable upon the exercise of warrants. Mr. Sims was our President and Chief Executive Officer and a director until May 2013. Common Stock Owned Prior to the Offering includes 415,368 shares of common stock issuable upon exercise of options.

(48)	Common Stock Owned Prior to the Offering consists of 147,677 shares of common stock issuable upon the exercise of warrants. Byron Roth and Gordon Roth share voting and dispositive power over the securities held by the selling security holder.

(49)	Common Stock Owned Prior to the Offering consists of 93,898 shares of common stock. Daniel Warsh and Jonathan Blomberg are authorized representatives of Serenity Now LLC and share voting and dispositive power over the securities held by such security holder.

(50)	Common Stock Owned Prior to the Offering includes 8,713 shares of common stock issuable upon the exercise of warrants. Mr. Brackett was a member of our Board of Directors until his resignation in May 2012. Common Stock Owned Prior to the Offering includes 57,965 shares of common stock issuable upon the exercise of options.

(51)	Common Stock Owned Prior to the Offering consists of 266,319 shares of common stock issuable upon the exercise of warrants. Mary Clare Finney exercises voting and dispositive power over the securities held by the selling security holder.

(52)	Common Stock Owned Prior to the Offering includes 29,146 shares of common stock issuable upon the exercise of warrants.

(53)	Common Stock Owned Prior to the Offering includes 36,057 shares of common stock issuable upon the exercise of warrants. Amir L. Ecker and Maria T. Ecker are General Partners of the selling security holder and share voting and dispositive power over these securities.

(54)	Common Stock Owned Prior to the Offering consists of 188,477 shares of common stock issuable upon the exercise of warrants. The selling security holder is an affiliate of Emerging Growth Equities, Ltd., the placement agent for the March 2013 private placement. Mr. Gregory Berlacher exercises voting and dispositive power over these securities.

(55)	Common Stock Owned Prior to the Offering consists of 215,965 shares of common stock. Daniel Warsh and Jonathan Blomberg are authorized representatives of Warberg WF III LP and share voting and dispositive power over the securities held by such security holder.

(56)	Common Stock Owned Prior to the Offering includes 437,191 shares of common stock issuable upon the exercise of warrants. Wolverine Asset Management, LLC (“WAM”) is the investment manager of Wolverine Flagship Fund Trading Limited (the “Fund”) and consequently has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust are deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings, and therefore may be deemed to share voting and dispositive power over these securities. Each of Mr. Bellick, Mr. Gust, WTP, Wolverine Holdings, and WAM disclaims beneficial ownership of the shares held by the Fund.

(57)	This selling security holder is an affiliate of a broker-dealer. The purchasers in our October 2010 private placement and March 2013 private placement that are broker-dealers purchased the securities in the ordinary course of business and represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Our registration of the Shares included in this prospectus does not necessarily mean that the selling security holders will opt to sell any of the Shares offered hereby.  The Shares covered by this prospectus may be sold from time to time by the selling security holders so long as this prospectus remains in effect.

11

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation, our bylaws and applicable provisions of law. We have summarized certain portions of the certificate of incorporation and bylaws below. The summary is not complete. The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

General

The Company’s authorized capital stock consists of 100,000,000 shares, with a par value of $0.001 per share, of which 75,000,000 shares are designated as common stock and 25,000,000 shares are designated as preferred stock. As of October 31, 2015, we had outstanding 23,418,989 shares of common stock, held of record by approximately 176 holders of record. In addition, as of October 31, 2015, we had outstanding 3,041,257 shares of convertible preferred stock, warrants to purchase a total of 7,375,274 shares of common stock and options to purchase a total of 3,879,416 shares of common stock. Of the outstanding options, 3,169,302 were vested and exercisable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CRDS.”

Common Stock

Each share of common stock has one vote on each matter submitted to a vote of our stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor. In the event we dissolve, holders of common stock are entitled to share ratably the net assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board has the authority to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designation thereof and to fix preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption granted to or imposed upon such preferred stock, including dividend rate, rights and terms of redemption, sinking fund terms, if any, rights in the event of liquidation, dissolution or winding-up or any other relative rights, powers, preferences, qualifications, limitations or restrictions, any or all of which may be greater than or senior to the rights of the common stock, subject to approval under certain circumstances of our preferred stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control.

5.0% Series F Convertible Preferred Stock and Warrants Issued in our March 2013 Private Placement

March 2013 Private Placement

On March 22, 2013, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of 4,231,154 units at a purchase price of $2.0625 per unit for net proceeds of approximately $7.9 million after placement fees. We also issued warrants to purchase 167,176 shares of our common stock, par value $0.001 per share, to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013.

12

Each unit consists of one share of Series F Preferred Stock, and warrants to purchase shares of common stock equal to one-half of the number of shares of our Series F Preferred Stock purchased, at an exercise price of $2.00 per whole share. We used the net proceeds of the private placement for general working capital purposes.

On February 28, 2013, we issued promissory notes to two investors, referred to as the “noteholders,” for an aggregate principal amount of $550,000. Pursuant to the terms of the promissory notes, both noteholders had the right to convert the outstanding amounts under their promissory notes into units at a discount of 15% to the issue price of the units. Each noteholder exercised this right and received 188,235 units, for the noteholder converting $330,000 of promissory notes and interest, and 156,863 units, for the noteholder converting $275,000 of promissory notes and interest.

The descriptions of the purchase agreement, the registration rights agreement, the Certificate of Designation for the Series F Preferred Stock, the warrants and the transactions contemplated therein in this prospectus are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to the registration statement of which this prospectus is a part. These agreements and instruments are not intended to provide any other factual information about us. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in our public disclosures.

5.0% Series F Convertible Preferred Stock

Pursuant to the Series F purchase agreement, we issued an aggregate of 4,231,154 shares of our Series F Preferred Stock to the investors. The Series F Preferred Stock has the rights, qualifications, limitations and restrictions set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 28, 2013 (the “Certificate of Designation”). The Certificate of Designation authorizes for issuance up to 4,500,000 shares of Series F Preferred Stock, with 3,750,000 shares designated as “Sub-Series F-1” and 750,000 shares designated as “Sub-Series F-2.”

As of October 31, 2015, 1,189,897 shares of Series F Preferred Stock have been converted into common stock at the option of the holders and 3,041,257 shares of Series F Preferred Stock remain outstanding.

Conversion Rights

Under the Certificate of Designation, each share of Series F Preferred Stock is initially convertible into one share of common stock plus the number of shares of common stock determined by dividing the amount (if any) of accrued but unpaid dividends on the Series F Preferred Stock by the conversion price, which is initially $2.0625 per share and subject to adjustment as described below. Each share of Series F Preferred Stock may be converted:

•	at the option of the holder at any time; or

•	at our option within one trading day after any such time that:

o	the common stock trades for a price that exceeds three times the conversion price,

o	there is an effective registration statement for the resale of all of the shares of common stock issuable upon conversion of the convertible preferred stock and upon exercise of the warrants or all of the shares issuable upon conversion or exercise may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and

o	the average daily trading volume of the common stock exceeds 100,000 shares for 20 consecutive trading days.

13

The right of holders of Series F Preferred Stock to convert the Series F Preferred Stock is subject to a 9.99% beneficial ownership limitation for holders of Sub-Series F-1 and a 4.99% beneficial ownership limitation for holders of Sub-Series F-2. These beneficial ownership limitations may be increased or decreased by a holder of Sub-Series F-1 to any percentage not in excess of 19.99% after providing notice of such increase or decrease to us.

Dividend Rights

Dividends on the Series F Preferred Stock accrue at an annual rate of 5.0% of the original issue price and are payable on a semi-annual basis.

Pursuant to the terms of the Certificate of Designation, the rate at which dividends accrue was increased to an annual rate of 12.0% from July 26, 2013 (120 days after the original issue date of the Series F Preferred Stock) until September 19, 2013 (the date on which the registration statement registering common stock underlying the Series F Preferred Stock became effective). At that time, the dividend rate reverted to an annual rate of 5.0%. We may elect to satisfy our obligation to pay semi-annual dividends in cash, by distribution of common stock or a combination thereof, in our discretion.

If we determine to pay any dividends in shares of common stock, the number of shares payable will be the quotient of the amount of the cash dividend per share of Series F Preferred Stock to be paid in shares of common stock divided by the average of the VWAPs for the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the applicable dividend payment date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

•	if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for that date;

•	if the common stock is not then listed or quoted for trading on a trading market and if prices for the common stock are then reported in the Pink Sheets or a similar organization or agency succeeding to its functions of reporting prices, the most recent bid price per share of the common stock so reported; or

•	in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the holders of a majority of the convertible preferred stock.

Voting Rights

Subject to the beneficial ownership limitations, holders of the Series F Preferred Stock will be entitled to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Delaware law and the Certificate of Designation and except for certain corporate actions for which holders of the Series F Preferred Stock will vote as a separate class.

For as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the Original Issue Date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our Board.

Anti-Dilution Protection

The Certificate of Designation contains customary anti-dilution protection for proportional adjustments (e.g. stock splits). The Series F Preferred Stock previously included an anti-dilution provision that would adjust the conversion price of the Series F Preferred Stock to the issue price of any equity securities we issued at a price less than $2.0625 per share, subject to certain exceptions. This type of provision is commonly referred to as a “full-ratchet” anti-dilution provision. This “full-ratchet” provision is no longer in effect as it was removed from the Certificate of Designation on March 14, 2014 by the requisite approval of the holders of shares of our common stock and Series F Preferred Stock.

14

Ranking

The Series F Preferred Stock ranks senior to the common stock and each other class or series of our capital stock, whether common, preferred or otherwise, with respect to distributions of dividends and distributions upon our liquidation, dissolution or winding up.

Warrants

Exercisability

Pursuant to the Series F purchase agreement, we issued to the investors warrants to purchase an aggregate of 2,115,578 shares of common stock. In addition to the warrants issued to the investors, we also issued warrants to purchase 167,176 shares of common stock to the designees of the placement agent as part of its fees. The warrants are exercisable now, and will expire on or about March 28, 2018, the fifth anniversary of the closing date of the private placement. In addition, following the completion of the Rights Offering, warrants to purchase an additional 409,792 shares of common stock were issued. The right of holders of warrants to exercise warrants for common stock will be subject to a beneficial ownership limitation of 9.99%, with respect to warrants issued to holders of Sub-Series F-1, and 4.99%, with respect to warrants issued to holders of Sub-Series F-2. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). The warrants previously contained a “full-ratchet” anti-dilution provision; this provision is no longer in effect as it expired on the one-year anniversary of the issuance of the warrants.

Warrants Issued in Connection with Our July 2013 Fortress Transactions

Exercisability

In July 2013 we issued to an affiliate of Fortress Credit Co LLC warrants to purchase an aggregate of 1,454,545 shares of common stock (the “Fortress Transactions”). In addition, following the completion of the Rights Offering, warrants to purchase an additional 293,672 shares of common stock were issued. The warrants are exercisable now, and will expire on July 22, 2020, the seventh anniversary of the closing date of the Fortress Transactions. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). These warrants also previously contained a “full-ratchet” anti-dilution provision. In January 2014, Crossroads and the warrant holder agreed to amend the warrant to remove this full-ratchet anti-dilution provision.

15

Warrants Issued in Connection with Our March 2014 Private Placement

Exercisability

In late March and early April 2014, we issued an aggregate of 993,311 warrants to purchase shares of our common stock. 943,311 warrants have an exercise price of $2.46 per whole share and 50,000 warrants have an exercise price of $2.35 per whole share. In addition, following the completion of the Rights Offering, warrants to purchase an additional 200,548 shares of common stock were issued.

These warrants became exercisable six months from, and will expire five years from, their respective issuance dates. The right of holders of warrants to exercise these warrants is subject to a beneficial ownership limitation of 9.99%. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits).

Placement Agency Agreement for Registered Direct Offering

On January 27, 2015, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”) and Northland Securities, Inc. (“Northland”, and together with Roth, the “Placement Agents”) for the issuance and sale in a registered direct offering (the “RDO”) of up to 3,071,739 units (the “Units”) to certain investors (the “Investors”), at a purchase price of $2.30 per Unit for net proceeds of approximately $7,065,000 before expenses.  The RDO was made pursuant to a prospectus supplement dated as of January 27, 2015 filed with the SEC and a shelf registration statement on Form S-3 (File No. 333-196379), which became effective on July 2, 2014. Affiliates of Lone Star Value Management, LLC (“Lone Star”), of which our Chairman serves as a managing member, purchased $805,000 of Units. The RDO was negotiated and approved by a special committee of our Board of Directors.

Each Unit consists of one share of the our common stock, par value $0.001 per share, and one warrant to purchase one half of a share of common stock, at an exercise price of $2.76 per whole share (the “Investor Warrants”). Pursuant to the Placement Agency Agreement, we also agreed (i) to pay the Placement Agents an aggregate cash placement fee equal to 6.6% of the gross proceeds in the RDO, and (ii) to sell to each of the Placement Agents, for a purchase price of $25.00 each, warrants to purchase, in the aggregate, 122,890 shares of Common Stock at an exercise price of $2.76 per share (the “Agent Warrants” and collectively with the Investor Warrants, the “RDO Warrants”). In addition, following the completion of the Rights Offering, warrants to purchase an additional 334,891 shares of common stock were issued.

The RDO Warrants are exercisable for a period starting on the date that is six months following the closing date of the RDO, and will expire on the fifth anniversary of the closing date of the RDO. The right of holders of RDO Warrants to exercise warrants for common stock will be subject to a beneficial ownership limitation of (i) 4.99% during any period of time in which an Investor’s beneficial ownership of common stock is less than 5% (the “4.99% Limitation”), unless the 4.99% Limitation is waived by our Board of Directors with respect to such holder after at least 61 days following a request from the holder, (ii) 9.99% during any period of time in which such holder’s beneficial ownership of common stock is less than 10% (the “9.99% Limitation”) and (iii) 19.99% at all times (the “19.99% Limitation”). The 9.99% Limitation may be increased or decreased by a holder of RDO Warrants to any percentage not in excess of 19.99% after providing sixty-one (61) days’ advance notice of such increase or decrease to the Company. The 19.99% Limitation cannot be waived. If a RDO Warrant is exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the RDO Warrant shares, then a RDO Warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the RDO Warrant, except for in the case of the Agent Warrants, which may be exercised by means of a “cashless exercise” at any time such warrant is exercisable. The RDO Warrants contain customary protection for stock splits, combinations and the like.

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Warrants Issued In Our October 2010 Private Placement

In connection with our October 2010 private placement, we issued warrants to purchase an aggregate of 1,074,212 shares of our common stock at an exercise price of $3.20 per share, subject to anti-dilution adjustments. In addition, following the completion of the Rights Offering, warrants to purchase an additional 191,597 shares of common stock were issued. The warrants contain a “cashless exercise” provision, by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal in market value to the difference between the average of the five day closing bid price for the shares issuable upon exercise and the total cash exercise price of the part of the warrant being exercised. A cashless exercise is not available in the event there is a then effective registration statement on file for the resale of the shares of common stock underlying the warrant.

These warrants expired on October 22, 2015. Prior to the expiration, The Common Stock Shares offered hereby were issued following the exercise by certain security holders of an aggregate of 67,824 of the additional warrants issued following the completion of the Rights Offering. This prospectus registers such Common Stock Shares.

NOL Rights Plan

On May 23, 2014, our Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of our common stock and 5.0% Series F Preferred Stock to stockholders of record as of the close of business on June 4, 2014. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series G Participating Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), at an exercise price described below under “— Series G Preferred Stock Purchasable Upon Exercise of Rights.” The complete terms of the Rights are set forth in our NOL Rights Plan, dated as of May 23, 2014, between the company and American Stock Transfer & Trust Company, LLC, as rights agent. Stockholders approved the NOL Rights Plan on April 24, 2015.

By adopting the NOL Rights Plan, the Board took action to assist in protecting the value of certain deferred tax benefits, including those generated by NOLs. Our ability to use these NOL tax benefits would be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Code. In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of our securities by stockholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s securities over a rolling three-year period. The NOL Rights Plan reduces the likelihood that changes in our investor base have the unintended effect of limiting our use of our NOL tax benefits.

The NOL Rights Plan is intended to act as a deterrent to any person acquiring shares of our securities equal to or exceeding the trigger amount described below under “— Distribution Date” without the approval of the Board. This would protect the NOL tax benefits because changes in ownership by a person owning less than 4.99% of our stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The NOL Rights Plan contains procedures pursuant to which our Board may consider requests to exempt certain acquisitions of our securities from the NOL Rights Plan if the Board determines that doing so would not limit or impair the availability of the NOL tax benefits or is otherwise in the best interests of us and our stockholders.

The following summary provides only a general description of the NOL Rights Plan and is qualified in its entirety by reference to such plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Distribution and Transfer of Rights; Rights Certificates

Our Board has declared a dividend of one Right for each outstanding share of common stock and Series F Preferred Stock. Prior to the distribution date referred to below:

•	the Rights will be evidenced by and trade with the certificates for the common stock and Series F Preferred Stock (or, with respect to any uncertificated common stock or Series F Preferred Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

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•	new common stock and Series F Preferred Stock certificates issued after the June 4, 2014 record date will contain a legend incorporating the NOL Rights Plan by reference (for uncertificated common stock or Series F Preferred Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•	the surrender for transfer of any certificates for common stock or Series F Preferred Stock (or the surrender for transfer of any uncertificated common stock or Series F Preferred Stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares of stock.

Rights will accompany any new shares of common stock or Series F Preferred Stock that are issued after the June 4, 2014 record date.

Distribution Date

Subject to certain exceptions specified in the NOL Rights Plan, the Rights will separate from the common stock and Series F Preferred Stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person (as defined below) has acquired beneficial ownership of 4.99% or more of the common stock (including ownership of Series F Preferred Stock as beneficial ownership of common stock) or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the common stock. For the purposes of calculating beneficial ownership of common stock under the NOL Rights Plan, each outstanding share of Series F Preferred Stock is deemed to represent the ownership of the number of shares of common stock issuable upon conversion of such share Series F Preferred Stock (which, for the sake of clarity, is one share as of the date hereof), notwithstanding any limitations on such holder’s ability to convert shares of Series F Preferred Stock into common stock. In addition, for purposes of the NOL Rights Plan, a person is not deemed to beneficially own any shares of common stock issued or issuable pursuant to any equity award or other stock incentive plan approved by the Board.

The date on which the Rights separate from the common stock and Series F Preferred Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, we will mail Rights certificates to our stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the common stock and Series F Preferred Stock. Thereafter, such Rights certificates alone will represent the Rights.

Series G Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $14.00 (the Exercise Price), one one-thousandth of a share of Series G Preferred Stock having economic and other terms similar to that of one share of common stock. This portion of a Series G Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

More specifically, each one one-thousandth of a share of Series G Preferred Stock, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•	have the same voting power as one share of common stock; and

•	entitle holders to a per share payment equal to the payment made on one share of common stock if the common stock is exchanged via merger, consolidation or a similar transaction.

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Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.99% or more of the common stock (including shares of Series F Preferred Stock that are deemed to represent ownership of common stock under the NOL Rights Plan), except pursuant to an offer for all outstanding common stock and Series F Preferred Stock that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of us and our stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the NOL Rights Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding shares of common stock as of May 23, 2014 (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional shares of common stock while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding common stock.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of 4.99% or more of the common stock, (i) we merge into another entity, (ii) an acquiring entity merges into us or (iii) we sell or transfer more than 50% of our assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at our option for $0.001 per Right (payable in cash, shares of common stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the common stock (directly or including Series F Preferred Stock). Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the common stock (directly or including Series F Preferred Stock) and prior to the acquisition by the Acquiring Person of 50% of the common stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for common stock at an exchange ratio of one share of common stock per Right (subject to adjustment). In certain circumstances, we may elect to exchange the Rights for cash or other securities of the company having a value approximately equal to one share of common stock.

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Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of our stockholders with respect to our 2015 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of common stock and Series F Preferred Stock present in person or represented by proxy at Company’s 2015 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with our Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York, New York time, on May 23, 2017; (iii) the time at which the Rights are redeemed or exchanged under the NOL Rights Plan; (iv) the repeal of Section 382 or any successor status and the Board’s determination that the NOL Rights Plan is no longer necessary for preservation of our NOLs; or (v) the beginning of a taxable year of the company to which the Board determines that no NOLs may be carried forward. The continuation of the Rights was approved by the requisite vote at the Company’s 2015 Annual Meeting of Stockholders.

Amendment of Terms of NOL Rights Plan and Rights

The terms of the Rights and the NOL Rights Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the NOL Rights Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the NOL Rights Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series G Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the common stock, Series F Preferred Stock or Series G Preferred Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Series G Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series G Preferred Stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certificate of Designation

In connection with the adoption of the NOL Rights Plan, on May 23, 2014, we filed a Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock with the Secretary of State of the State of Delaware. This Certificate of Designation sets forth the rights, powers and preferences of the Series G Preferred Stock and has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights

We entered into a registration rights agreement in October 2010 with the purchasers in our October 2010 private placement. Subject to the terms of this agreement, the purchasers, or their permitted transferees, were entitled to rights with respect to the registration of these securities under the Securities Act of 1933. We filed a registration statement on Form S-1 related to these securities, and it was declared effective in August 2011. We agreed to keep the registration statement effective pursuant until the earlier of the date on which all of the registrable securities covered by the registration statement have been sold and the date on which the registrable securities may be immediately sold to the public by non-affiliates without registration or restriction.

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On July 31, 2012, in connection with a securities purchase agreement pursuant to which we issued and sold 582,524 shares of common stock to Iron Mountain Incorporated (“IMI”), we entered in a registration rights agreement with IMI. Pursuant to this agreement, we agreed to prepare and file a registration statement with the SEC at IMI’s request, no later than sixty days following such request, and to keep it continuously effective until the shares covered by the registration statement have been sold or become eligible for sale pursuant to Rule 144 without restriction on the volume of securities that may be sold in any single transaction, assuming for this purpose that the security holders are not our affiliates. These securities have been included in a registration statement previously filed by the Company. We have agreed to bear the expenses incurred in complying with this registration rights agreement. The registration rights agreement also provides that no remedy may be sought by the holders of the registrable securities unless a registration statement covering the registrable securities has not been declared effective by the SEC prior to the one year anniversary date of the closing of the securities purchase agreement.

We entered into a registration rights agreement with the investors in our March 2013 private placement. Under the registration rights agreement, we were required to prepare and file with the SEC a registration statement under the Securities Act of 1933 within 45 days after the closing date of the private placement, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. Because the registration statement was not declared effective prior to July 26, 2013 (120 days from the date of the closing of the March 2013 private placement), the rate at which dividends accrue on our Series F Preferred Stock was increased to an annual rate of 12.0% from that date until the registration statement’s effective date of September 19, 2013, at which time the dividend rate reverted to an annual rate of 5.0%. The registration statement must cover the resale from time to time of the shares of common stock issuable upon conversion of the Series F Preferred Stock and upon exercise of the warrants. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with Fortress in connection with the July 2013 Fortress Transactions. Under this registration rights agreement, we were required to prepare and file with the SEC a registration statement under the Securities Act of 1933 within 45 days after the closing date of the Fortress Transactions, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. The registration statement must cover the resale from time to time of the shares of common stock issuable upon exercise of the warrants issued to Fortress. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with the purchasers in our March 2014 private placement. Under this registration rights agreement, we were required to prepare and file with the SEC a registration statement the Securities Act of 1933 within 60 days after the closing date of such private placement, or, if we are required to file updated financial statements with the SEC prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the SEC. The registration statement must cover the resale from time to time of the shares of common stock issued in the private placement or issuable upon exercise of the warrants issued in the private placement. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholders’ approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

In addition, as discussed above, our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our bylaws provide that only our Board may call special meetings of the stockholders. Our bylaws prohibit a stockholder from calling a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice of Nominations and Proposals

Our bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled by Majority of Directors

Vacancies and newly created seats on our Board may be filled only by the vote of a majority of the remaining members of our Board. Only our Board may determine the number of directors on our Board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board makes it more difficult to change the composition of our Board.

No Cumulative Voting

The Delaware General Corporation Law, or “DGCL,” provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

Removal of Directors

Our certificate of incorporation provides that stockholders may remove directors only for cause.

Voting Terms of Outstanding Series F Convertible Preferred Stock

The Certificate of Designation provides that for as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the original issue date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

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As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our Board.

In addition, so long as at least 20% of the aggregate number of the shares of Series F Preferred Stock issued on the original issue date are outstanding, we will not, without the consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, take certain actions, including making certain changes to our certificate of incorporation and bylaws. The consent of the holders of at least 70% of the then outstanding shares of Series F Preferred Stock, voting as a separate class, is required for certain asset sales and certain incurrences of debt.

NOL Rights Plan

Our NOL Rights Plan described above, while principally intended to mitigate the threat that stock ownership changes present to our NOL tax benefits and help preserve the value of those NOL tax benefits, also may have anti-takeover effects. The NOL Rights Plan would cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, one effect of the NOL Rights Plan may be to make more difficult or discourage any attempt to acquire us even if you believe such acquisition is in your interest as a stockholder. Because our Board of Directors can redeem the rights or approve an acquisition of our securities that the Board believes to be in the best interests of Crossroads and our stockholders, the NOL Rights Plan should not interfere with a merger or other business combination approved by the Board. However, such a merger or business combination could result in the loss of our NOL tax benefits due to the operation of Section 382 of the Code, which fact itself could possibly deter a potential acquiror from seeking to merge with or acquire our Company.

Transfer and 4.99% Ownership Limitation

Our certificate of incorporation provides for transfer and ownership limitations regarding preservation of the Company’s NOLs. The protective provision generally will restrict any direct or indirect transfer (such as transfers of our common stock that result from the transfer of interests in other entities that own our common stock) if the effect would be to increase the direct or indirect ownership of our common stock by any person from less than 4.99% to 4.99% or more of our common stock or increase the percentage of our common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of our common stock. This protective provision is designed to protect the significant potential long-term tax benefits presented by our NOLs by preventing certain transfers of our common stock that could result in an ownership change under Section 382, and, therefore, significantly impair the value of our NOLs.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. The provisions of Delaware law and our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares, interests in Shares received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of such securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of Shares or interests therein:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, in the case of sales of our common stock;

•	in transactions other than on such exchanges;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per security;

•	a combination of any such methods of sale; or

•	any other method permitted by applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of such Shares or such interests, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares, as the case may be, in the course of hedging the positions they assume. The selling security holders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge such stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the Shares offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from the sale of Shares by selling security holders.

The selling security holders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the Shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, filed with the SEC on January 14, 2015;

•	our Definitive Proxy Statement filed with the SEC on March 20, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2015, filed with the SEC on March 11, 2015, for the fiscal quarter ended April 30, 2015, filed with the SEC on June 12, 2015, and for the fiscal quarter ended July 31, 2015, filed with the SEC on September 14, 2015;

•	our Current Reports on Form 8-K filed with the SEC on December 12, 2014, January 30, 2015, April 28, 2015, May 12, 2015, June 22, 2015, June 23, 2015, June 29, 2015, July 2, 2015, July 7, 2015, July 22, 2015, August 3, 2015 and November 2, 2015 (excluding any information furnished and not filed with the SEC); and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on August 24, 2011, as updated or amended in any amendment or report filed for such purpose.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents or reports that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to our corporate Secretary at: Crossroads Systems, Inc., 11000 North Mo-Pac Expressway #150, Austin, Texas 78759, or you may call us at: (512) 349-0300.

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Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC under the Securities Exchange Act. Through our website at www.crossroads.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above or at the SEC’s website described above.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

	Amount to be Paid
SEC Registration Fee	$195.91	*
Accountants’ Fees and Expenses	10,000
Legal Fees and Expenses	15,000
Miscellaneous Fees and Expenses	2,500
Total	$27,695.91

*Previously paid.

Item 15.          Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	for any transaction from which the director derived any improper personal benefit.

Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL; provided, however, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

•	such indemnification is expressly required to be made by law; or

•	the proceeding was authorized by the board of directors.

Our bylaws provide that, to the fullest extent not prohibited by law, we shall pay, in advance of the final disposition of any proceeding, all expenses (including attorneys’ fees) by any director or officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to e indemnified under Article VIII of our bylaws or otherwise.

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Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article VIII of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

Pursuant to indemnification agreements with our directors, we have agreed to hold harmless and indemnify the indemnitees to the fullest extent authorized or permitted by the provisions of the DGCL and, among other things, to the fullest extent as may be provided under the non-exclusivity provisions of Article VIII of our bylaws and the DGCL, subject to certain limitations.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

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Item 16. Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1	3/11/11
3.1.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1.1	8/30/11
3.1.2	Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K/A	001-15331	3.1	4/2/13
3.1.3	Certificate of Amendment to Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K	001-15331	3.1	3/14/14
3.1.4	Certificate of Designation of Series G Participating Preferred Stock	8-K	001-15331	3.1	5/23/14
3.1.5	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	8-K	001-15331	3.1	4/28/15
3.2	Amended and Restated Bylaws of Crossroads Systems, Inc.	8-K	001-15331	3.1	11/7/13
4.1	Form of Warrant by Crossroads Systems, Inc. in favor of the purchasers in the October 2010 private placement	S-1	333-172792	3.1	3/11/11
4.2	Form of Warrant by Crossroads Systems, Inc. in favor of the purchases in the March 2013 private placement	8-K	001-15331	4.1	3/25/13
4.3	Common Stock Purchase Warrant, dated July 22, 2013, by Crossroads Systems, Inc. in favor of CF DB EZ LLC	8-K	001-15331	4.1	7/24/13
4.4	Amendment to Common Stock Purchase Warrant dated January 23, 2014 to Warrant issued to CF DB EZ LLC	8-K	001-15331	4.1	1/24/13
4.5	Tax Benefit Preservation Plan, dated as of May 23, 2014, by and between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, LLC	8-K	001-15331	4.1	5/23/14
5.1	Opinion of Olshan Frome Wolosky LLP	S-3/A	333-207431	5.1	11/12/15
23.1	Consent of PMB Helin Donovan, LLP					X
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)	S-3/A	333-207431	23.2	11/12/15
24.1	Power of Attorney (included on the signature page of the Registration Statement)	S-3	333-207431	24.1	10/15/15

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Item 17.          Undertakings.

A.          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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B.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 4th day of December, 2015.

CROSSROADS SYSTEMS, INC.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
President and Chief Executive Officer (Principal Executive Officer)

Signature	Capacity	Date

/s/ Richard K. Coleman, Jr.	President, Chief Executive Officer,	December 4, 2015
Richard K. Coleman, Jr.	and Director (Principal Executive Officer)

/s/ Jennifer Crane	Chief Financial Officer	December 4, 2015
Jennifer Crane	(Principal Accounting and Financial Officer)

*	Director	December 4, 2015
Jeffrey E. Eberwein

*	Director	December 4, 2015
Don Pearce

*	Director	December 4, 2015
Robert G. Pearse

*	Director	December 4, 2015
Galen Vetter

* By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr.
Attorney-in-Fact

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1	3/11/11
3.1.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	S-1	333-172792	3.1.1	8/30/11
3.1.2	Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K/A	001-15331	3.1	4/2/13
3.1.3	Certificate of Amendment to Certificate of Designation of 5.0% Series F Convertible Preferred Stock	8-K	001-15331	3.1	3/14/14
3.1.4	Certificate of Designation of Series G Participating Preferred Stock	8-K	001-15331	3.1	5/23/14
3.1.5	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation of Crossroads Systems, Inc.	8-K	001-15331	3.1	4/28/15
3.2	Amended and Restated Bylaws of Crossroads Systems, Inc.	8-K	001-15331	3.1	11/7/13
4.1	Form of Warrant by Crossroads Systems, Inc. in favor of the purchasers in the October 2010 private placement	S-1	333-172792	3.1	3/11/11
4.2	Form of Warrant by Crossroads Systems, Inc. in favor of the purchases in the March 2013 private placement	8-K	001-15331	4.1	3/25/13
4.3	Common Stock Purchase Warrant, dated July 22, 2013, by Crossroads Systems, Inc. in favor of CF DB EZ LLC	8-K	001-15331	4.1	7/24/13
4.4	Amendment to Common Stock Purchase Warrant dated January 23, 2014 to Warrant issued to CF DB EZ LLC	8-K	001-15331	4.1	1/24/13
4.5	Tax Benefit Preservation Plan, dated as of May 23, 2014, by and between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, LLC	8-K	001-15331	4.1	5/23/14
5.1	Opinion of Olshan Frome Wolosky LLP	S-3/A	333-207431	5.1	11/12/15
23.1	Consent of PMB Helin Donovan, LLP					X
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)	S-3/A	333-207431	23.2	11/12/15
24.1	Power of Attorney (included on the signature page of the Registration Statement)	S-3	333-207431	24.1	10/15/15

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